UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

July 13, 2016

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On July 13, 2016, the Board of Directors of the Company approved a restructuring and reduction in force plan of eight employees, constituting approximately 33% of the Company’s workforce. The Company began notifying affected employees on July 18, 2016.

The Company estimates it will incur approximately $370,000 of cash expenditures, substantially all of which will be severance costs. Total restructuring expenses are estimated at $135,000, which is lower than cash restructuring costs due to a credit related to non-cash stock-based compensation expenses reversals for unvested stock awards. The Company expects to recognize most of these restructuring charges during the three months ended September 30, 2016. Annual costs savings of $1.7 million are expected upon completion of the restructuring plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	July 18, 2016	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer